                                                              EXHIBIT 4(c)

                     ASSIGNMENT AND ASSUMPTION OF
                       AND AMENDMENT #1 TO THE
                          DEPOSIT AGREEMENT

           This Assignment and Assumption of and Amendment #1 to the Deposit Agreement (this "Agreement") is made as of this 31st day of January, 1996, by and among Boatmen's Bancshares, Inc., a corporation duly organized and existing under the laws of the State of Missouri ("Boatmen's"), Acquisition Sub, Inc., a corporation duly organized and existing under the laws of the State of Kansas and wholly-owned subsidiary of Boatmen's ("Acquisition Sub"), Boatmen's Trust Company, a corporation duly organized and existing under the laws of the State of Missouri and wholly-owned subsidiary of Boatmen's (the "New Depositary") and BANK IV, National Association, a national banking association and wholly-owned subsidiary of Acquisition Sub (the "Old Depositary").

                       W I T N E S S E T H:

           WHEREAS, Fourth Financial Corporation, a corporation formerly duly organized and existing under the laws of the State of Kansas ("Fourth"), the Old Depositary and the holders of Receipts (as defined in the Deposit Agreement) were the original parties to that certain Deposit Agreement, dated February 24, 1992 (the "Deposit Agreement"), a copy of which is attached hereto as Exhibit A, which provides for the deposit with the Old Depositary of shares of Class A Cumulative Convertible Preferred Stock, $100 par value, of Fourth and for the issuance of Receipts and under which the Old Depositary acts as Registrar, Transfer Agent and Depositary (as such terms are defined in the Deposit Agreement) with respect to said Receipts, all subject to the terms and conditions set forth in the Deposit Agreement; and

           WHEREAS, effective as of the date hereof, Fourth merged (the "Merger") with and into Acquisition Sub pursuant to that certain
Agreement and Plan of Merger, dated August 25, 1995, by and among Boatmen's, Acquisition Sub and Fourth (the "Merger Agreement"), under which Merger Acquisition Sub by operation of law assumed the Deposit Agreement and pursuant to which Merger Agreement the Class A Cumulative Convertible Preferred Stock, $100 par value, of Fourth was converted into the right to a like number of shares of Cumulative Convertible Preferred Stock, Series A, $100 stated value, of Boatmen's; and

           WHEREAS, the parties hereto desire that Acquisition Sub assign and Boatmen's assume the rights, privileges, duties and obligations that Acquisition Sub acquired from Fourth under the Merger by operation of law which arise or accrue after the date of this Agreement and which are set forth in the Deposit Agreement, as amended herein; and

           WHEREAS, the Old Depositary desires to resign as Registrar, Transfer Agent and Depositary with respect to said Receipts and Boatmen's desires to appoint the New Depositary as Registrar, Transfer Agent and Depositary with respect to said Receipts, all subject to the terms and conditions set forth in the Deposit
Agreement; and

           WHEREAS, the parties hereto desire to amend the Deposit Agreement as set forth herein.

           NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

         ASSIGNMENT, ASSUMPTION, RESIGNATION AND APPOINTMENT

           SECTION 1.01.  ASSIGNMENT.  Acquisition Sub hereby assigns
                          ----------
to Boatmen's all of the rights, privileges, duties and obligations that Acquisition Sub acquired from Fourth under the Merger by operation of law which arise or accrue after the date of this Agreement and which are set forth in the Deposit
Agreement, as amended herein.

           SECTION 1.02.  ASSUMPTION.  Boatmen's hereby assumes from
                          ----------
Acquisition Sub all of the rights, privileges, duties and obligations that Acquisition Sub acquired from Fourth under the Merger by operation of law which arise or accrue after the date of this Agreement and which are set forth in the Deposit
Agreement, as amended herein.

           SECTION 1.03.  RESIGNATION.  Pursuant to Section 5.04 of the
                          -----------
Deposit Agreement, the Old Depositary hereby resigns, effective immediately, as Registrar, Transfer Agent and Depositary under the Deposit Agreement.

           SECTION 1.04.  APPOINTMENT AND ACCEPTANCE.  Pursuant to
                          --------------------------
Section 5.04 of the Deposit Agreement, (i) Boatmen's hereby appoints the New Depositary, effective immediately, as Registrar, Transfer Agent and Depositary under the Deposit Agreement, (ii) the New Depositary hereby accepts such appointment, and (iii) the Old Depositary hereby (a) transfers to the New Depositary all rights and powers of the Old Depositary under the Deposit Agreement, as amended herein, (b) delivers to the New Depositary a list of the record holders of all outstanding Receipts, and (c) assigns, transfers and delivers all of its right, title and interest in the Deposited Stock (as defined in the Deposit Agreement) and any moneys or property held by the Old Depositary under the Depositary Agreement.

                          AMENDMENT #1

           The Deposit Agreement is hereby amended as follows:

           SECTION 2.01.  AMENDED DEFINITIONS.  Article I of the
                          -------------------
Deposit Agreement is hereby amended as follows:

                 a. The definition of "Common Stock" is hereby amended to read as follows:

                       "The term "Common Stock" shall mean the
                       common stock, par value $1.00 per share, of the Company or any security into which the Common Stock may be converted."

                 b. The definition of "Company" is hereby amended to read as follows:

                       "The term "Company" shall mean Boatmen's
                       Bancshares, Inc., incorporated under the laws of the State of Missouri and its successors."

                 c. The definition of "Depositary" is hereby amended to read as follows:

                       "The term "Depositary" shall mean Boatmen's
                       Trust Company, incorporated under the laws of the State of Missouri, and any successor in its role as Depositary, Registrar and Transfer Agent hereunder."

                 d.    The definition of "Registrar" is hereby
                       amended to read as follows:

                       "The term "Registrar" shall mean Boatmen's
                       Trust Company, incorporated under the laws of the State of Missouri, or any bank or trust company which shall be appointed to register ownership and transfers of Receipts as herein provided."

                 e. The definition of "Registration Statement" is hereby amended to read as follows:

                       "The term "Registration Statement" shall mean the Registration Statement on Form S-4 of the Company (Registration No. 33-64087), declared effective on November 9, 1995 relating to, among other things, the offering of the Depositary Shares."

                 f. The definition of "Securities Division" is hereby amended to read as follows:

                       "The term "Securities Division" shall mean the principal office of the Depositary in St. Louis, Missouri, at which at any particular time its corporate trust business shall have the responsibilities for the administration of this Agreement and obligations hereunder."

                 g. The definition of "Stock" is hereby amended to read as follows:

                       "The term "Stock" shall mean shares of the Company's Cumulative Convertible Preferred
                       Stock, Series A, stated value $100 per
                       share."

                 h. The definition of "Transfer Agent" is hereby amended to read as follows:

                       "The term "Transfer Agent" shall mean
                       Boatmen's Trust Company, incorporated under the laws of the State of Missouri, or any bank or trust company which shall be appointed to transfer the Receipts as herein provided."

           SECTION 2.02.  AMENDED NOTICE PROVISION.  Article VII,
                          ------------------------
Section 7.04, paragraph 1, of the Deposit Agreement is hereby amended to read as follows:

                       "Any and all notices to be given to the
                       Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Company at One Boatmen's Plaza, 800 Market Street,
                       St. Louis, Missouri 63101, attention
                       Corporate Secretary,
                       or at any other place of which the Company has notified the Depositary in writing."

           SECTION 2.03.  AMENDED FORM OF CERTIFICATE OF DESIGNATION.
                          ------------------------------------------
The Company's Form of Certificate of Designation, attached to the original Deposit Agreement as Exhibit A, is hereby replaced as set forth in Exhibit B attached hereto.

           SECTION 2.04.  AMENDED FORM OF RECEIPTS.  The Form of
                          ------------------------
Receipts, attached to the original Deposit Agreement as Exhibit
B, is hereby replaced as set forth in Exhibit C attached hereto.

           IN WITNESS WHEREOF, Boatmen's, Acquisition Sub, the New Depositary and the Old Depositary have duly executed this Agreement as of the day and year first set forth above.


                                             BOATMEN'S BANCSHARES, INC.

                                             By:   /s/ Gregory L. Curl
                                                 ---------------------------
                                             Name:  Gregory L. Curl
                                             Title:  Vice Chairman



                                             ACQUISITION SUB, INC.

                                             By:   /s/ Gregory L. Curl
                                                 ---------------------------
                                             Name:  Gregory L. Curl
                                             Title:  President


                                             BOATMEN'S TRUST COMPANY

                                             By:   /s/ H. E. Bradford
                                                ----------------------------
                                             Name:  H. Eugene Bradford
                                                  --------------------------
                                             Title:  Senior Vice President
                                                   -------------------------


                                             BANK IV, NATIONAL ASSOCIATION

                                             By:   /s/ K. Gordon Greer
                                                ----------------------------
                                             Name:  K. Gordon Greer
                                                  --------------------------
                                             Title:  Chairman
                                                   -------------------------

                                EXHIBIT A
                                ---------

                                ORIGINAL
                           DEPOSIT AGREEMENT

           DEPOSIT AGREEMENT dated as of February 24, 1992, among Fourth Financial Corporation, a corporation duly organized and existing under the laws of the State of Kansas (the "Company"), BANK IV Kansas, National Association, a national banking association, as depositary (the "Depositary"), and the holders from time to time of Depositary Receipts issued hereunder.


                       W I T N E S S E T H:

           WHEREAS, the parties hereto desire to provide for the deposit with the Depositary of shares of Class A Cumulative Convertible Preferred Stock, $100 par value, of the Company, and for the issuance of receipts evidencing fractional interests in such shares; and

           WHEREAS, the parties further desire that the Depositary act as registrar, transfer agent and depositary with respect to the said receipts.

           NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

                             ARTICLE I

                            DEFINITIONS

           The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the Receipts:

           The term "Certificate of Designation" shall mean the Certificate of Designation adopted by the Company's Board of Directors or a duly authorized committee thereof setting forth the number, terms, powers, designations, rights, preferences, qualifications, restrictions and limitations of the Stock, attached hereto as Exhibit A.

           The term "Articles of Incorporation" shall mean the Restated Articles of Incorporation, as amended from time to time, of the Company.

           The term "Common Stock" shall mean the common stock, value $5.00 per share, of the Company or any security into which the Common Stock may be converted.

           The term "Company" shall mean Fourth Financial Corporation, incorporated under the laws of the State of Kansas and its successors.

           The term "Deposit Agreement" shall mean this Agreement, as amended or supplemented from time to time.

                                    Ex. A-1

           The term "Depositary" shall mean BANK IV Kansas, National Association, a national banking association, and any successor in its role as Depositary, Registrar and Transfer Agent hereunder.

           The term "Depositary Shares" shall mean the Depositary Shares evidenced by the Receipts. Each Depositary Share shall, as provided herein, represent a 1/16th interest in a share of Stock. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionate to the fractional interest in a share of Deposited Stock underlying such Depositary Share, to all the rights and preferences of the Stock represented thereby, including dividend, voting, conversion, redemption and liquidation rights.

           The term "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purpose specified, in
Section 7.05.

           The term "Deposited Stock" shall mean the shares of Stock which are at the time of determination held by the Depositary hereunder.

           The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as from time to time amended.

           The term "Receipt" shall mean one or more of the depositary receipts issued hereunder, whether in definitive or temporary form, substantially in the form of Exhibit B hereto.

           The term "record date" shall mean the date fixed pursuant to
Section 4.04.

           The term "record holder," as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

           The term "Redemption Date" shall have the meaning set forth in Section 2.03 hereof.

           The term "Registrar" shall mean BANK IV Kansas, National Association, or any bank or trust company which shall be appointed to register ownership and transfers of Receipts as herein provided.

           The term "Registration Statement" shall mean the Registration Statement on Form S-3 of the Company (Registration No. 33-45414), as amended by Amendment No. 1, declared effective on February 13, 1992 relating to the offering of the Depositary Shares.

           The term "Securities Act" shall mean the Securities Act of 1933, as from time to time amended.

           The term "Securities Division" shall mean the principal office of the Depositary in Wichita, Kansas, at which at any particular time its corporate trust business shall have responsibilities for the administration of this Agreement and obligations hereunder.

           The term "Stock" shall mean shares of the Company's Class A Cumulative Convertible Preferred Stock, par value $100 per share.

           The term "Transfer Agent" shall mean BANK IV Kansas,
National Association, or any bank or trust company which shall be appointed to transfer the Receipts as herein provided.

                                    Ex. A-2

                           ARTICLE II

               DEPOSIT OF STOCK; FORM, EXECUTION,
  DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

           SECTION 2.01.  DEPOSIT OF STOCK: EXECUTION AND DELIVERY OF
                          -------------------------------------------
RECEIPTS IN RESPECT THEREOF.  Concurrently with the execution and
---------------------------
delivery of this Deposit Agreement, the Company is delivering to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing 250,000 shares of the Stock, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and (ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the 4,000,000 Depositary Shares representing such Deposited Stock. The certificate or certificates evidencing the Deposited Stock shall be held by the Depositary, at its Securities Division or at such other place or places as the Depositary shall determine. The Company hereby authorizes the Depositary, in its capacity as Transfer Agent and Registrar for the Stock, to reflect changes in the number of shares (including any fractional shares) of Deposited Stock from time to time held by the Depositary by notation, book entry or other appropriate method and the Depositary, in its capacity as aforesaid, agrees to furnish the Company with regular reports as to the number of shares of Deposited Stock from time to time held under this Deposit Agreement.

           Subject to the terms and conditions of this Deposit Agreement, Stock may also be deposited hereunder in connection with the delivery of Receipts to represent distributions under
Section 4.02 and upon exercise of the rights to subscribe referred to in Section 4.03.

           The Depositary hereby acknowledges delivery of the Deposited Stock together with the other documents required as above specified and, concurrently with such delivery, has caused to be delivered, to or upon the order of the Company, one or more
Receipts evidencing the 4,000,000 Depositary Shares which represent all of the fractional interests in the Deposited Stock, in such denominations and registered in such name or names as are specified in such Company order.

           SECTION 2.02.  FORM AND TRANSFERABILITY OF RECEIPTS.  The
                          ------------------------------------
definitive Receipts shall be substantially in the form set forth in Exhibit B annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided and shall be engraved or otherwise prepared so as to comply with applicable rules of the National Association of Securities
Dealers Automated Quotation National Market System ("NASDAQ/NMS") or any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be included for quotation or listed. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company delivered in compliance with Section 2.01, shall issue, execute and deliver temporary Receipts substantially in the form set forth in Exhibit B annexed to this Deposit Agreement which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Depositary may determine. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay.
After the preparation of definitive Receipts, the temporary
Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the office or agency of the Depositary maintained for such purpose, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall issue, execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange

                                    Ex. A-3
shall be made at the Company's expense and without any charge therefor. Until so exchanged, the holders of temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Stock, as holders of definitive Receipts.

           Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless it shall have been executed manually or by facsimile by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. Receipts executed as provided in this section may be issued notwithstanding the fact that any authorized officer of the Depositary authenticating such Receipts shall have ceased to hold office at the time of issuance of such Receipts. The Depositary shall record on its books each Receipt so signed and delivered as hereafter provided.

           Receipts shall be in denominations of any number of Depositary Shares representing fractional interests in the Stock in even multiples of 1/16th of a share of Stock. All Receipts shall be dated the date of their issuance.

           Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary, or by the rules and regulations of the NASDAQ/ NMS or any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be included for quotation or listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

           Title to the Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.05, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions, the exercise of conversion rights or to any notice provided for in this Deposit Agreement and for all other purposes.

           SECTION 2.03.  REDEMPTION OF STOCK.  The Company agrees that
                          -------------------
whenever it shall elect to redeem shares of Stock in accordance with the provisions of the Articles of Incorporation and Certificate of Designation, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary at least 60 days' notice of the date of such proposed redemption of Stock
(the "Redemption Date") and of the number of shares of Deposited
Stock to be so redeemed and the applicable redemption price, as set forth in the Articles of Incorporation and Certificate of Designation, including the amount, if any, of accrued and unpaid dividends to the date of such redemption on the Redemption Date, provided that the Company shall then have paid in full to the Depositary the redemption price of the Stock to be redeemed
(including any accrued and unpaid dividends to the date of redemption), the Depositary shall redeem, as of the Redemption
Date, the number of Depositary Shares representing the shares of Deposited Stock so called for redemption by the Company. The
Depositary shall mail notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares representing the Deposited Stock to be redeemed, first-class postage prepaid, not less than 30 and not more than 60 days prior to the Redemption Date, to the holders of record (determined pursuant to Section 4.04) of the Receipts

                                    Ex. A-4
evidencing the Depositary Shares representing the Deposited Stock to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice provided to the Depositary by the Company shall state the Redemption Date; that the right to convert Stock into shares of Common Stock will expire at the close of business on the 10th day preceding the Redemption Date; the number of Depositary Shares to be redeemed; the redemption price; the place or places where Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the redemption price; and that dividends in respect of the Deposited Stock and the Depositary Shares to be redeemed will cease to accumulate at the close of business on the Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (as nearly as may be) as may be determined by the Depositary.

           Notice having been mailed by the Depositary as aforesaid
(a) after the 10th day preceding the Redemption Date (unless the Company shall fail to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph) the conversion rights in respect of the shares of Stock called for redemption on such Redemption Date will terminate, and (b) all dividends in respect of the shares of Stock so called for redemption shall cease to accrue, the Depositary Shares being redeemed shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption) shall cease and terminate and, upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require or if required by law), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to 1/16th (as such fraction may from time to time be adjusted, in certain events, so as to equal at all times the fraction of an interest represented by one Depositary Share in one share of Stock) of the redemption price per share plus all money and other property, if any (including amounts in respect of accrued and unpaid dividends) has been paid in respect of the shares of Stock represented by such Depositary Shares.

           If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt, without service charge, upon its surrender to the Depositary, a new Receipt, together with the redemption payment, evidencing the Depositary Shares evidenced by such prior Receipt that were not called for redemption.

           SECTION 2.04.  CONVERSION OF STOCK INTO COMMON STOCK.  The
                          -------------------------------------
Company hereby agrees to accept the delivery of Receipts for purposes of effecting conversions of the Deposited Stock utilizing the same procedures as those provided for delivery of certificates for the Stock to effect such conversions in accordance with the terms and conditions of the Stock as provided in the Certificate of Designation. Any whole number of Depositary Shares (whether or not evenly divisible by 16) represented by a Receipt may be surrendered for conversion. If the Depositary Shares represented by a Receipt are to be converted in part only, a new Receipt or Receipts will be issued by the Depositary for the Depositary Shares not to be converted.
No fractional shares of Common Stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion. For this purpose, a holder of a Receipt or Receipts must surrender such Receipt or Receipts to the Company, together with a duly completed and executed Notice of Conversion in the form included in the Receipt. In all cases the foregoing shall be conditioned upon

                                    Ex. A-5
compliance in full by the holders with the applicable terms and conditions of the Stock as provided in the Certificate of Designation and of this Deposit Agreement. The Company and the Depositary will thereafter effect the cancellation of each Receipt surrendered for such conversion and of the related Deposited Stock so converted. In the event that the conversion of Depositary Shares results in issuance of a fraction of a share of Stock, the Depositary will make appropriate adjustment in its records (as contemplated in Section 2.01) to reflect such issuance and, if appropriate, the combination of any fractions of shares into one or more whole shares of Stock.

           Upon conversion no adjustments will be made for accrued dividends and, therefore, Depositary Shares surrendered for conversion after the record date next preceding a dividend payment date for the Deposited Stock and prior to such dividend payment date must be accompanied by payment of an amount equal to the applicable fraction of the dividend thereon which is to be paid on such dividend payment date (unless the Depositary Shares surrendered for conversion have been called for redemption prior to such dividend payment date). No adjustment of the conversion price will be required to be made in any case until cumulative adjustment amounts to 1% or more of the conversion price.

           SECTION 2.05.  REGISTRATION OF TRANSFER OF RECEIPTS.
                          ------------------------------------
Subject to the terms and conditions of this Deposit Agreement, the Depositary, as Registrar and Transfer Agent for the Depositary Shares, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, and duly stamped as may be required by law. Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

           SECTION 2.06.  COMBINATIONS AND SPLIT-UPS OF RECEIPTS.  Upon
                          --------------------------------------
surrender of a Receipt or Receipts at the Depositary's Securities Division or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

           SECTION 2.07.  SURRENDER OF RECEIPTS AND WITHDRAWAL OF
                          --------------------------------------
DEPOSITED STOCK.  Unless the related Depositary Shares have
---------------
previously been called for redemption, any holder of a Receipt or Receipts representing any number of whole shares of Stock may withdraw the Deposited Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary's Securities Division. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money, if any, and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal. If a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Deposited Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money, if any, and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Section 2.05) upon his order, a new Receipt evidencing such excess number of Depositary Shares. In no event will fractional shares of Stock (except as represented by Depositary Shares) be distributed by the Depositary. Delivery of the Stock and money being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by law, shall be properly endorsed or accompanied by proper instruments of transfer.

                                    Ex. A-6

           HOLDERS ACKNOWLEDGE THAT THERE WILL BE NO MARKET FOR THE UNDERLYING DEPOSITED STOCK AND THAT UPON WITHDRAWAL OF THE
DEPOSITED STOCK HOLDERS THEREOF WILL NOT BE ENTITLED THEREAFTER
TO DEPOSIT SUCH STOCK UNDER THIS DEPOSIT AGREEMENT.

           If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Deposited Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Deposited Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

           Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at its Securities Division, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

           SECTION 2.08.  LIMITATIONS ON EXECUTION AND DELIVERY OF
                          ----------------------------------------
RECEIPTS.  As a condition precedent to the execution and
--------
delivery, registration of transfer, split-up, combination, surrender or redemption of any Receipt, or the exercise of any conversion right, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charge or expenses payable by the holder of a Receipt pursuant to
Section 5.07, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement as may be required by the rules and regulations of the NASDAQ/NMS or any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be included for quotation or listed.

           The exercise of any conversion right may be suspended, or the registration of transfer, surrender or redemption of outstanding Receipts may be suspended (a) during any period when the register of holders of the Stock or of the Common Stock of the Company is closed, or (b) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

           SECTION 2.09.  LOST RECEIPTS, ETC.  In case any Receipt
                          ------------------
shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof, such evidence being reasonably satisfactory to both the Depositary and the Company, and (ii) the furnishing to the Depositary of an indemnity in accordance with the Depositary's ordinary standard practice.

           SECTION 2.10.  CANCELLATION AND DESTRUCTION OF SURRENDERED
                          -------------------------------------------
RECEIPTS.  All Receipts surrendered to the Depositary or any
--------
Depositary's Agent shall be cancelled by the Depositary.  The
Depositary is authorized to turn over such cancelled Receipts to the Company unless the Company instructs the Depositary to destroy such Receipts.

                                    Ex. A-7

                          ARTICLE III

                CERTAIN OBLIGATIONS OF HOLDERS
                 OF RECEIPTS AND THE COMPANY

           SECTION 3.01.  FILING PROOFS, CERTIFICATES AND OTHER
                          -------------------------------------
INFORMATION.  Any holder of a Receipt may be required from time
-----------
to time to file such proof of residence, or other matters or other information, and to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary and proper. The Depositary or the Company may withhold the delivery or delay the registration of transfer, redemption or exchange, of any Receipt or the withdrawal of the Deposited Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof or the exercise of any conversion right until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

           SECTION 3.02.  PAYMENT OF TAXES OR OTHER GOVERNMENTAL
                          --------------------------------------
CHARGES.  As and to the extent required by the Certificate of
-------
Designation, Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as further provided in Section 5.07. Registration of transfer of any Receipt or any withdrawal of Deposited Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld, and any conversion right may be refused, or any part or all of the Deposited Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

           SECTION 3.03.  WARRANTY AS TO STOCK.  The Company represents
                          --------------------
and warrants that the Stock is validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

           SECTION 3.04.  COVENANTS AND WARRANTIES AS TO COMMON STOCK.
                          -------------------------------------------
The Company covenants that it will keep reserved or otherwise available a sufficient number of authorized and unissued shares of Common Stock to meet conversion requirements in respect of the Deposited Stock and that it will give written notice to the Depositary of any adjustments in the conversion price made pursuant to the Certificate of Designation. The Company represents and warrants that the Common Stock issued upon conversion of the Deposited Stock will be validly issued, fully paid and non-assessable.

                        ARTICLE IV

               THE DEPOSITED STOCK; NOTICES

           SECTION 4.01.  CASH DISTRIBUTIONS.  Whenever the Depositary
                          ------------------
shall receive any cash dividend or other cash distribution on the Deposited Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that, in case the Company or the Depositary

                                    Ex. A-8
shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Deposited Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. In the event such withholding is required as to only a portion but not all of the holders of Depositary Shares, the reduced amount available for distribution shall be chargeable only to those holders requiring such withholding. The Depositary shall distribute or make available for distribution, as the case any be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

           SECTION 4.02.  DISTRIBUTIONS OTHER THAN CASH.  Whenever the
                          -----------------------------
Depositary shall receive any distribution other than cash on the Deposited Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such distribution received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Depositary or the Company withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such distribution thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash.
The Company shall not make any distribution of securities on or in respect of the Stock to holders of Depositary Shares unless the Company shall have provided to the Depositary an opinion of counsel (which may be in-house counsel) stating that such securities have been registered under the Securities Act or are to be issued in a transaction which is exempt from the registration requirements thereof.

           SECTION 4.03.  SUBSCRIPTION RIGHTS, PREFERENCES OR
                          -----------------------------------
PRIVILEGES.  If the Company shall at any time offer or cause to
----------
be offered to the persons in whose names Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be directed by the Company; provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines upon advice of its legal counsel that it is not lawful or (after consultation with the Company) feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (b) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available) may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights preferences or privileges at public or private sale at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be, subject to Sections 3.01 and 3.02, distributed by the Depositary to the record holders of Receipts entitled

                                    Ex. A-9
thereto as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of any such rights, preferences or privileges on or in respect of the Stock to holders of Depositary Shares unless the Company shall have provided to the Depositary an opinion of counsel (which may be in-house counsel) stating that such rights, preferences or privileges have been registered under the Securities Act or are to be issued in a transaction which is exempt from the registration requirements thereof.

           If registration under the Securities Act is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps reasonably available to it to cause such registration to become effective so as to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until the Depositary has received an opinion of counsel (which may be in-house counsel), stating that no other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts and either (a) such a registration statement shall have become effective or (b) the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.

           If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

           SECTION 4.04.  NOTICE OF DIVIDENDS; FIXING OF RECORD DATE
                          ------------------------------------------
FOR HOLDERS OF RECEIPTS.  Whenever any cash dividend or other
-----------------------
cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Stock, or whenever the Depositary shall receive notice of any meeting at which holders of the Stock are entitled to vote or of which holders of the Stock are entitled to notice, or wherever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons. The Company shall give the Depositary not less than 10 days' notice prior to fixing any record date with respect to the Stock for any of the aforementioned purposes.

           SECTION 4.05.  VOTING RIGHTS.  Upon receipt of notice of any
                          -------------
meeting at which the holders of the Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain
(a) such information as is contained in such notice of meeting and (b) a statement that the holders of Receipts may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Deposited Stock represented by their respective Depositary Shares and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the

                                    Ex. A-10

Depositary shall endeavor insofar as practicable to vote or cause to be voted the shares of Deposited Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fraction of a share of Deposited Stock, the Depositary shall aggregate such fraction with all other fractions resulting from requests with the same voting instructions and shall vote the number of whole shares resulting from such aggregation in accordance with the instructions received in such requests. The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Deposited Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to the Stock unless directed to the contrary by the holders of Receipts evidencing a majority of the Depositary Shares) to the extent of the Deposited Stock represented by the Depositary Shares evidenced by such Receipt. The Company also agrees that it will at all times comply with the proxy rules of the Exchange Act and with the rules and regulations of the NASDAQ/NMS or of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be included for quotation or listed.

           SECTION 4.06.  CHANGES AFFECTING DEPOSITED STOCK AND
                          -------------------------------------
RECLASSIFICATIONS, RECAPITALIZATIONS, ETC.  Upon any change in
-----------------------------------------
par or stated value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, consolidation or sale of all or substantially all the Company's assets affecting the Company or to which it is a party, the Depositary may with the approval of the Company, and shall upon the specific instructions of the Company, (a) make such adjustments in (i) the fraction of an interest represented by one Depositary Share in one share of Stock and (ii) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock, in each case as may be required by or as is consistent with the provisions of the Certificate of Designation to fully reflect the effects of such change in liquidation value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, consolidation or sale and (b) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities under this Deposit Agreement, and Receipts then outstanding shall thereafter represent such new deposited securities. In any such case the Depositary may, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger, consolidation or sale of substantially all the assets of the Company to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and cash into which the Deposited Stock evidenced by such Receipts might have been converted or for which such Deposited Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction. The Company shall cause effective provision to be made in the charter of the resulting or surviving corporation (if other than the Company) for protection of such rights as may be applicable upon exchange of such Stock for securities or property or cash of the surviving corporation in connection with the transactions set forth above. The Company shall cause any such surviving corporation (if other than the Company) expressly to assume the obligations of the Company hereunder.

           SECTION 4.07.  REPORTS.  The Depositary shall make available
                          -------
for inspection by holders of Receipts at its Securities Division and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are both (a) received by the

                                    Ex. A-11

Depositary as the holder of Deposited Stock and (b) made generally available to the holders of Stock by the Company. In addition, the Depositary shall transmit certain notices and reports to the registered holders of Receipts as provided in Section 5.05.

           SECTION 4.08.  LISTS OF RECEIPT HOLDERS.  Promptly upon
                          ------------------------
request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Deposited Stock by all persons in whose names Receipts are registered on the books of the Depositary.

           SECTION 4.09.  REQUEST OF HOLDERS.  The Depositary, upon
                          ------------------
request, shall furnish the holders of Depositary Shares with copies of the Company's Articles of Incorporation, the Certificate of Designation and the Deposit Agreement.

                         ARTICLE V

               THE DEPOSITARY AND THE COMPANY

           SECTION 5.01.  MAINTENANCE OF OFFICES, AGENCIES, TRANSFER
                          ------------------------------------------
BOOKS BY THE DEPOSITARY; REGISTRATION.  The Depositary shall
-------------------------------------
maintain at its Securities Division facilities for the execution and delivery, transfer, surrender and redemption of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and redemption of Receipts, all in accordance with the provisions of this Deposit Agreement.

           The Depositary shall keep books at its Securities Division for the registration and registration of transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts; provided that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

           If the Receipts or the Depositary Shares evidenced thereby or the Deposited Stock represented by such Depositary Shares shall be included for quotation on the NASDAQ/NMS, the Company may, if necessary to conform to the rules and regulations of the included for quotation on the NASDAQ/NMS or any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be included for quotation or listed, appoint a Registrar for registration of such Receipts or Depositary Shares in accordance with any requirements of such Exchange. Such
Registrar (which may be the Depositary if so permitted by the requirements of the NASDAQ/NMS or such Exchange) may be removed and a substitute Registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Deposited Stock are included for quotation on NASDAQ/NMS or listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law, by NASDAQ/NMS or by applicable stock exchange regulation.

           SECTION 5.02.  PREVENTION OR DELAY IN PERFORMANCE BY THE
                          -----------------------------------------
DEPOSITARY, THE DEPOSITARY'S AGENTS OR THE COMPANY.  Neither the
--------------------------------------------------
Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if (i) by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority

                                    Ex. A-12
or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Articles of Incorporation or Certificate of Designation, or (ii) by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of non-performance or delay caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

           SECTION 5.03.  OBLIGATIONS OF THE DEPOSITARY, THE
                          ----------------------------------
DEPOSITARY'S AGENTS AND THE COMPANY.  Neither the Depositary nor
-----------------------------------
any Depositary's Agent nor the Company assumes any obligation, nor shall be subject to any liability under this Deposit Agreement to holders of Receipts, except that nothing herein shall relieve the Depositary, the Depositary's Agent or the Company for liability to such holders from acts or omissions arising out of conduct finally adjudicated to constitute gross negligence or bad faith on the part of such person or persons in the performance of such duties as are specifically set forth in this Deposit Agreement.

           Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Deposited Stock, the Depositary Shares or the Receipts, which in its reasonable opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability is furnished as often as may be required.

           Neither the Depositary nor any Depositary's Agent nor the Company shall be liable (i) if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under this Deposit Agreement, or (ii) for any action or any failure to act by it in reliance upon the advice of legal counsel (which may be in-house counsel) or accountants. The Depositary, any Depositary's Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document delivered by it to be genuine and to have been signed or presented by the proper party or parties.

           The Depositary and any Depositary's Agent may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as Transfer Agent or Registrar of any of the securities of the Company and its affiliates, including, without limitation, the Common Stock as to which the Depositary, at the date hereof, is Transfer Agent and Registrar.

           Neither the Depositary nor any of the Depositary's Agents is a trustee for the benefit of holders of the Receipts. It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and the Depositary's Agents are acting only in a ministerial capacity as Depositary for the Deposited Stock.

           Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the Registration Statement, the Deposited Stock, the Depositary Shares or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is

                                    Ex. A-13
responsible for (i) its representations in this Deposit Agreement and
(ii) the validity of any action taken or required to be taken by the Depositary in connection with this Deposit Agreement.

           Notwithstanding any other provisions herein or set forth in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Deposited Stock at any time deposited with the Depositary hereunder or of the Depositary Shares as to the value of the Depositary Shares, the Deposited Stock or Receipts or as to any right, title or interest of the record holders of the Receipts to the Depositary Shares or Deposited Stock represented thereby.
The Depositary shall not be accountable for the use or application by the Company of the Deposited Stock, the Depositary Shares or Receipts or the proceeds of any thereof.

           The Company agrees that it will register the Deposited Stock and the Depositary Shares in accordance with applicable securities laws.

           SECTION 5.04.  RESIGNATION AND REMOVAL OF THE DEPOSITARY;
                          ------------------------------------------
APPOINTMENT OF SUCCESSOR DEPOSITARY.  The Depositary may at any
-----------------------------------
time resign as Depositary hereunder by notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary, Registrar and Transfer Agent and its acceptance of such appointment as hereinafter provided.

           The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary, Registrar and Transfer Agent and its acceptance of such appointment as hereinafter provided.

           In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. Every successor Depositary, Registrar and Transfer Agent shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, Registrar and Transfer Agent without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any such successor Depositary shall promptly mail notice of its appointment to the record holders of the Receipts.

           Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor Depositary may authenticate the Receipts in the name of its predecessor Depositary or in the name of the successor.

           SECTION 5.05.  CORPORATE NOTICES AND REPORTS.  The Company
                          -----------------------------
agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts in each case at the address recorded in the Depositary's books, copies of all notices and reports (including, without limitation, financial statements) required by law, by the rules of the NASDAQ/NMS

                                    Ex. A-14
or any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are included for quotation or listed or by the Articles of Incorporation or Certificate of Designation to be furnished by the Company to holders of Deposited Stock. Such transmissions will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the holders of Receipts (at the Company's expense) such other documents as shall be directed by the Company.

           SECTION 5.06.  INDEMNIFICATION BY THE COMPANY.  The Company
                          ------------------------------
agrees to indemnify the Depositary and any Depositary's Agent, against and hold each of them harmless from, any liability which may arise out of acts performed or omitted in connection with the provisions of this Deposit Agreement, as the same may be amended, modified or supplemented from time to time, and the Receipts
(a) by the Depositary, or any of the Depositary's Agents, except for any liability arising out of gross negligence or bad faith on the part of any such person or persons, or (b) by the Company or any of the Company's Agents (other than the Depositary or the Depositary's Agents).

           SECTION 5.07.  CHARGES AND EXPENSES.  No charges and
                          --------------------
expenses of the Depositary or any Depositary's Agent hereunder shall be payable by any person, except for any taxes and other governmental charges and except as provided in this Section 5.07. The Company will pay charges of the Depositary in connection with the initial deposit of the Deposited Stock and any redemption of the Stock and will pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement. If, at the election of a holder of Deposited Stock or Receipts, any delivery or communication from the Depositary to such holder is by telegram or telex or if the Depositary incurs charges or expenses for which it is not otherwise liable hereunder at the election of such holder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder (including fees and expenses of counsel) incident to the performance of its obligations hereunder will be promptly paid by the Company as previously agreed upon by the Company and the Depositary. The Depositary shall present its statement for charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.

                            ARTICLE VI

                    AMENDMENT AND TERMINATION

           SECTION 6.01.  AMENDMENT.  The form of the Receipts and any
                          ---------
provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. However, any amendment which shall materially and adversely alter the rights of holders of Receipts, shall not become effective unless such amendment has been approved by the record holders of at least a majority of the number of the Depositary Shares then outstanding. In no event shall any amendment impair the right, subject to the provisions of Sections 2.07 and 2.08 and Article III, of any owner of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the Deposited Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

           SECTION 6.02.  TERMINATION.  This Deposit Agreement may only
                          -----------
be terminated by the Company or the Depositary by written notice to the other party if (i) all outstanding Depositary Shares issued pursuant hereto have been redeemed or converted into Common Stock or (ii) there has been a final

                                    Ex. A-15
distribution in respect of the Deposited Shares in connection with a liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the Depositary Shares entitled thereto. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and any Depositary's Agent under Section 5.06 and
5.07.

                          ARTICLE VII

                         MISCELLANEOUS

           SECTION 7.01.  COUNTERPARTS.  This Deposit Agreement may be
                          ------------
executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which Counterparts when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Copies of this Deposit
Agreement shall be filed with the Depositary and the Depositary's
Agents and shall be open to inspection during business hours at the Depositary's Securities Division and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

           SECTION 7.02.  EXCLUSIVE BENEFIT OF PARTIES.  This Deposit
                          ----------------------------
Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

           SECTION 7.03.  INVALIDITY OF PROVISIONS.  In case any one or
                          ------------------------
more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

           SECTION 7.04.  NOTICES.  Any and all notices to be given to
                          -------
the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Company at 100 North Broadway, P.O.
Box 4, Wichita, Kansas 67201, attention John C. Maloney, or at any other place of which the Company has notified the Depositary in writing.

           Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Depositary at its Securities Division.

           Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

           Delivery of a notice sent by mail or by telegram or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any facsimile transmission, telegram or telex message received by it

                                    Ex. A-16
from the other or from any holder of a Receipts notwithstanding that such telegram or telex message shall not subsequently be confirmed by letter or as aforesaid.

           SECTION 7.05.  DEPOSITARY'S AGENTS.  The Depositary may with
                          -------------------
the approval of the Company (such approval not to be unreasonably withheld or denied) from time to time appoint Depositary's Agents
(which may include a Registrar appointed pursuant to Section 5.01) to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

           SECTION 7.06.  HOLDERS OF RECEIPTS ARE PARTIES.  The holders
                          -------------------------------
of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

           SECTION 7.07.  GOVERNING LAW.  The Deposit Agreement and the
                          -------------
Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of Kansas.

           SECTION 7.08.  HEADINGS.  The headings of articles and
                          --------
sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit B hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit
Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

           IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of, Receipts issued in accordance with the terms hereof.

                                        FOURTH FINANCIAL CORPORATION

                                        By: /s/ Ronald L. Baldwin
                                            ------------------------------
                                             Name:  Ronald L. Baldwin
                                             Title: Executive Vice President
Attest:
/s/
---------------------------
Secretary

                                        BANK IV KANSAS, NATIONAL ASSOCIATION,
                                        as Depositary

                                        By: /s/ J. Steven Larigan
                                            ------------------------------
                                             Name:  J. Steven Larigan
                                             Title: Vice President
Attest:


/s/
---------------------------
Secretary

                                    Ex. A-17

                                       EXHIBIT A


                                        FORM OF

                         COMPANY'S CERTIFICATE OF DESIGNATION
                         ------------------------------------




                                    EX. A-18

                                    STATE OF KANSAS

                                       OFFICE OF
                                  SECRETARY OF STATE

                                      BILL GRAVES


           To all to whom these presents shall come, Greetings:
           I, Bill Graves, Secretary of State of the State of Kansas, do hereby certify that the attached is a true and correct copy of an original on file and of record in this office.


                            In testimony whereof:
                            I hereto set my hand and cause to
                            be affixed my official seal.  Done
                            at the City of Topeka on the date
                            below:


                                             BILL GRAVES
                                             SECRETARY OF STATE


                                  BY
                                        ASSISTANT SECRETARY OF STATE

                                    Ex. A-19

                              CERTIFICATE OF DESIGNATION

                                RIGHTS AND PREFERENCES

                                        OF THE

                    CLASS A CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                    $100 PAR VALUE

                                          OF

                             FOURTH FINANCIAL CORPORATION

                            -------------------------------

                          Pursuant to Section 17-6401 of the
                               General Corporation Code
                                of the State of Kansas
                            -------------------------------


           FOURTH FINANCIAL CORPORATION, a corporation organized and existing under the General Corporation Code of the State of Kansas (the "Corporation"),

                         DOES HEREBY CERTIFY:

           FIRST: The Restated Articles of Incorporation of the corporation, as amended, authorize the issuance of 250,000 shares of preferred stock, $100 par value, of the Corporation ("Preferred Stock") in one or more series, and authorizes the Board of Directors to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

           SECOND: The Restated Articles of Incorporation of the Corporation, as amended, authorize the issuance of 50,000,000 shares of Common Stock of which 3,448,276 shares have been reserved for issuance upon conversion of the Class A Preferred Stock, as hereinafter defined, in accordance with Section 5 of this Certificate of Designation.

           THIRD: The Board of Directors of the Corporation, pursuant to resolutions adopted at a regular meeting of the Board of Directors duly held on January 23, 1992, authorized the issuance, the public offering and the sale of shares of a series of Preferred Stock of the Corporation, to be designated as the Class A Cumulative Convertible Preferred Stock (the "Class A
Preferred Stock"), and authorized the Executive Committee of the Board of Directors to approve the price at which, the title, dividend rate,

                                    Ex. A-20
form, and number of shares of which the Class A Preferred Stock shall be offered to the public; the underwriting discount, agency fees or similar selling costs; the period or periods within which, and the price at which, the Class A Preferred Stock may be redeemed by the Corporation, if any; to approve or ratify the Registration Statement for the Class A Preferred Stock and all amendments and supplements thereto; to fix the terms at which the Class A Preferred Stock can be converted into the Common Stock of the Corporation and to reserve the number of shares of Common Stock issuable upon the conversion of any such series of Class A Preferred Stock; to establish such other terms and make such other changes in the terms of the proposed issue of Class A Preferred Stock; and to approve all the forms of instruments relating thereto, and any changes therein, not inconsistent with the foregoing, as such Committee deemed to be desirable and in the best interests of the Corporation.

           FOURTH: Pursuant to the authority previously granted to it by the Board of Directors, the Executive Committee of the Board of Directors of the Corporation, at a meeting duly held on February 13, 1992, did duly adopt the following resolutions providing for the designation, powers, preferences, and rights, and the qualifications, limitations, and/or restrictions thereof, of Class A Cumulative Convertible Preferred Stock, $100 par value, of the Corporation:

           BE IT RESOLVED, that the Executive Committee of the Board of Directors of Fourth Financial Corporation (the "Corporation"), pursuant to authority vested in it by the Board of Directors and in accordance with the provisions of the Restated Articles of Incorporation, as amended, of the Corporation, hereby approves the issuance of a series of the Class A Cumulative Convertible
Preferred Stock, $100 par value, of the Corporation and hereby fixes the powers, preferences, rights, and qualifications, limitations and restrictions thereof in addition to those set forth in said Restated Articles of Incorporation, as amended, as follows:

           1.    DESIGNATION.  The designation of the series of
                 -----------
Preferred Stock created by this resolution shall be Class A Cumulative Convertible Preferred Stock, $100 par value, of the Corporation (hereinafter referred to as "Class A Preferred Stock"), and the number of shares constituting such series shall be 250,000, which number may be increased (but not above the total number of shares of Preferred Stock of the Corporation then authorized by the Restated Articles of Incorporation, as amended from time to time) or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors. The Class A Preferred Stock shall rank prior to the Common Stock of the Corporation with respect to the payment of dividends and the distribution of assets.

           2.    DIVIDEND RIGHTS.
                 ---------------

                 (a) The holders of shares of Class A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cash dividends, accruing from the date of initial issuance, at the annual rate of 7.00% per annum, and no more, payable, when and as declared by the Board of Directors, quarterly on March 1, June 1, September 1, and December 1 of each year (each quarterly period ending on any such date being hereinafter referred to as a "dividend period"), commencing June 1, 1992, at such annual rate.
Each dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board of Directors of the Corporation. The date of initial issuance of shares of Class A Preferred Stock is hereinafter referred to as the "Issue Date". Dividends payable on the Class A Preferred Stock (i) for any period other than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period shall be computed by dividing the annual dividend rate by four.

                                    Ex. A-21

                 (b) Dividends on shares of Class A Preferred Stock shall be cumulative from the Issue Date whether or not there shall be funds legally available for the payment thereof. If there shall be outstanding shares of any other series of Preferred Stock ranking junior to or on a parity with the Class A Preferred Stock as to dividends, no dividends shall be declared or paid or set apart for payment on any such other series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Class A Preferred Stock for all dividend periods terminating on or prior to the date of payment of such dividends.
If dividends on the Class A Preferred Stock and on any other series of Preferred Stock ranking on a parity as to dividends with the Class A Preferred Stock are in arrears, in making any dividend payment on account of such arrears, the Corporation shall make payments ratably upon all outstanding shares of the Class A Preferred Stock and shares of such other series of Preferred Stock in proportion to the respective amounts of dividends in arrears on the Class A Preferred Stock and on such other series of Preferred Stock to the date of such dividend payment. Holders of shares of the Class A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments which may be in arrears.

                 (c) Unless full cumulative dividends on all outstanding shares of the Class A Preferred Stock shall have been paid or declared and set aside for payment for all past dividend periods, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to the Class A Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared upon the Common Stock or upon any other stock ranking junior to the Class A Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution, or winding up, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Class A Preferred Stock as to dividends or upon the distribution of assets upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Class A Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up).

           3.    LIQUIDATION PREFERENCES.
                 -----------------------

                 (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount equal to $400.00 per share plus an amount equal to any accrued and unpaid dividends thereon to and including the date of such distribution, and no more, before any distribution shall be made to the holders of Common Stock or any other class of stock of the Corporation ranking junior to the Class A Preferred Stock as to the distribution of assets. After payment of such liquidating distributions, the holders of shares of Class A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

                 (b) In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Class A Preferred Stock and any other shares of Preferred Stock ranking on a parity with the Class A Preferred Stock as to the distribution of assets, the holders of Class A Preferred Stock and the holders of such other

                                    Ex. A-22

Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

                 (c) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other corporation into or with the Corporation or the sale of the assets of the Corporation substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this
Section 3.

           4.    REDEMPTION.
                 ----------

                 (a) Subject to obtaining the prior approval of the Board of Governors of the Federal Reserve System, the
Corporation, at its option, may redeem any or all shares of Class A Preferred Stock, at any time or from time to time, on or after March 1, 1997 at a redemption price of $400.00 per share, plus an amount equal to accrued and unpaid dividends thereon to and including the date of redemption (the "Redemption Price").

                 (b) If less than all the outstanding shares of Class A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be fair and appropriate.

                 (c) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Class A Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state: (i) the date fixed for redemption; (ii) the Redemption Price; (iii) that the holder has the right to convert such shares into Common Stock until the close of business on the tenth day preceding the redemption date; (iv) the then-effective conversion price and the place where certificates for such shares may be surrendered for conversion; (v) the number of shares of Class A Preferred Stock to be redeemed and if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (vi) the place where certificates for such shares are to be surrendered for payment of the Redemption Price; and (vii) that after such date fixed for redemption the shares to be redeemed shall not accrue dividends.
If such notice is mailed as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for redemption are set aside by the Corporation in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the redemption date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue and all rights of the holders of such shares as stockholders of the Corporation shall cease (except the right to receive the Redemption Price, without interest, upon surrender of the certificate representing such shares). Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Corporation in such notice), the holders of record of such shares shall be entitled to receive the Redemption Price, without interest. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such law. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                                    Ex. A-23

                 (d) At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the Redemption
Price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the State of Kansas or the Borough of Manhattan, The City of New York, State of New York, and having capital and surplus of at least $50 million (which bank or trust company also may be the transfer agent and/or paying agent for the Class A Preferred Stock) notwithstanding the fact that any certificate(s) for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as shareholders of the Corporation shall cease, except the right of the holders thereof to convert such shares in accordance with the provisions of Section 5 at any time prior to the close of business on the tenth day preceding the redemption date and the right of the holders thereof to receive out of the funds so deposited in trust the Redemption
Price, without interest, upon surrender of the certificate(s) representing such shares. Any funds so deposited with such bank or trust company in respect of shares of Class A Preferred Stock converted before the close of business on the tenth day preceding the redemption date shall be returned to the Corporation upon such conversion. Unless otherwise required by law, any funds so deposited with such bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of two years after the redemption date shall be repaid to the Corporation, on demand, and thereafter the holder of any such shares shall look only to the Corporation for the payment, without interest, of the Redemption Price. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such laws.

                 (e) Any provision of this Section 4 to the contrary notwithstanding, in the event that any quarterly dividend payable on the Class A Preferred Stock shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Class A Preferred Stock unless all outstanding shares of Class A Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Class A Preferred Stock except in accordance with a purchase or exchange offer made on the same terms to all holders of record of Class A Preferred
Stock for the purchase of all outstanding shares thereof.

           5.    CONVERSION RIGHTS.  The holders of shares of Class A
                 -----------------
Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock on the following terms and conditions:

                 (a) Shares of Class A Preferred Stock shall be convertible at any time into fully paid and nonassessable shares of Common Stock at a conversion price of $29.00 per share of Common Stock (the "Conversion Price"). For purposes of this
Section 5, references to shares of Class A Preferred Stock shall apply equally to fractional shares thereof, but only to the extent that such fractional shares are integral multiples of 1/16 of one share. The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. For purposes of such conversion, each share of Class A Preferred Stock will be valued at $400. No payment or adjustment shall be made on account of any accrued and unpaid dividends on shares of Class A Preferred Stock surrendered for conversion prior to the record date for the determination of stockholders entitled to such dividends or on account of any dividends on the shares of Common Stock issued upon such conversion subsequent to the record date for the determination of stockholders entitled to such dividends. If any shares of Class A Preferred Stock shall be called for

                                    Ex. A-24
redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the tenth day preceding the date fixed for redemption unless default is made in the payment of the Redemption Price. In the event of default in the payment of the Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the business day immediately preceding the date that such default is cured.

                 (b) In order to convert shares of Class A Preferred Stock into Common Stock, the holder thereof shall surrender the certificates therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of the transfer agent for the Class A Preferred Stock, or at such other office as may be designated by the Corporation, together with written
notice that such holder irrevocably elects to convert such shares or any fraction of a share of Class A Preferred Stock having a denominator of 16, each such fractional interest, measured in
1/16 of a share, being valued for purposes of conversion at $25; references in this Section 5 to the conversion of any share of
Class A Preferred Stock shall also apply, mutatis mutandis, to
                                          ------- --------
such fractional interests. Such notice shall also state the name and address in which such holder wishes the certificate for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of the certificates representing the shares of Class A Preferred Stock to be converted and the notice of election to convert the same, the Corporation shall issue and deliver at said office a certificate for the number of whole shares of Common Stock issuable upon conversion of the shares of Class A Preferred Stock surrendered for conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person entitled to receive the same. If more than one stock certificate for Class A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. Shares of Class A Preferred
Stock shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Corporation in accordance with the foregoing provision, and the person entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as the record holder of such Common Stock as of such date.

                 (c) In the case of any share of Class A Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Class A Preferred Stock and on or prior to the date on which such dividend is payable by the Corporation (the "Dividend Due Date"), the dividend due on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such shares as of such preceding record date notwithstanding such conversion. Shares of Class A
Preferred Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Class A Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall (except in the case of shares of Class A Preferred Stock which have been called for redemption on a redemption date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Due Date on the shares of Class A Preferred Stock being surrendered for conversion. The dividend with respect to a share of Class A Preferred Stock called for redemption on a redemption date during the period from the close of business on any record date with respect to the payment of a dividend on the Class A Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such share on such dividend record date, notwithstanding the conversion of such share of Class A Preferred Stock after such record date and prior to such Dividend Due Date, and the holder converting such share of Class A Preferred Stock called for

                                    Ex. A-25
redemption need not include a payment of such dividend amount upon surrender of such share of Class A Preferred Stock for conversion. Except as provided in this subsection, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Class A Preferred Stock surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon conversion.

                 (d) No fractional shares of Common Stock shall be issued upon conversion of any shares of Class A Preferred Stock.
If more than one share of Class A Preferred Stock is surrendered at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If the conversion of any shares of Class A Preferred Stock results in a fractional share of Common Stock, the Corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied by the closing price, determined as provided in subsection (vi) of
Section 5(e) below, on the date on which the shares of Class A Preferred Stock were duly surrendered for conversion, or if such date is not a trading date, on the next succeeding trading date.

                 (e) The conversion Price shall be adjusted from time to time as follows:

                       (i) In case the Corporation shall pay or make a dividend or other distribution on shares of Common Stock in Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                       (ii)  In case the Corporation shall issue
           additional rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share (determined as provided in subsection (vi) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price (determined as provided in subsection (vi) below) and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (ii), the number of shares of Common Stock at anytime outstanding shall not include shares held in the

                                    Ex. A-26
           treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation during the period so held.

                       (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                       (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding (1) any rights or warrants referred to in subsection (ii) above, (2) any dividend or distribution paid in cash out of the retained earnings of the Corporation and (3) any dividend or distribution referred to in subsection (i) above), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (vi) below) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the transfer agent for the Class A Preferred Stock) of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                       (v)  For the purposes of this Section 5, the
           reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which
           Section 5(g) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of subsection (iv) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision became effective" or "the day upon which such combination becomes effective" as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of subsection (iii) above).

                       (vi) For the purpose of any computation under subsections (ii) and (iv) above, the current market price per share of Common Stock on any day shall be deemed to be the

                                    Ex. A-27
           average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question. The closing price for each day shall be the reported last sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asking prices, in either case on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is no longer quoted to trading on such system, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not quoted on such National Market System or listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

                       (vii)  Notwithstanding the foregoing, no
           adjustment in the Conversion Price for the Class A Preferred Shares shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by
                  --------  -------
           reason of this subsection (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                 (f) Whenever the Conversion Price shall be adjusted as herein provided (i) the Corporation shall forthwith make available at the office of the transfer agent for the Class A
Preferred Stock a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and (ii) the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Class A
Preferred Stock a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

                 (g) In the event of any consolidation of the Corporation with or merger of the Corporation into any other corporation (other than a merger in which the Corporation is the surviving corporation) or a sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety, or any statutory exchange of securities with another corporation, the holder of each share of Class A Preferred Stock shall have the right, after such consolidation, merger, sale or exchange to convert such share into the number and kind of shares of stock or other securities and the amount and kind of property which such holder would have been entitled to receive upon such consolidation, merger, sale or exchange of the number of shares of Common Stock that would have been issued to such holder had such shares of Class A Preferred Stock been converted immediately prior to such consolidation, merger or sale. The provisions of this Section 5(g) shall similarly apply to successive consolidations, mergers, sales or exchanges.

                 (h) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Class A Preferred Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in the name other than that in which the shares of Class A Preferred Stock so converted are registered, and the Corporation shall not be required to issue or deliver any such shares unless and until the person requesting such issuance shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

                                    Ex. A-28

                 (i) The Corporation may (but shall not be required to) make such reductions in the Conversion Price, in addition to those required by subsections (i) through (iv) of Section 5(e) above, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                 (j) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable upon the conversion of all shares of Class A Preferred Stock then outstanding.

                 (k)   In the event that:

                       (i) the Corporation shall declare a dividend or any other distribution on its Common Stock, payable otherwise than in cash out of retained earnings; or

                       (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                       (iii) any capital reorganization of the
           Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the surviving corporation), or sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety to another corporation occurs; or

                       (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation occurs, the Corporation shall cause to be mailed to the holders of record of Class A Preferred Stock at least 15 days prior to the applicable date hereinafter specified a notice stating
           (x) the date on which a record is to be taken for the purpose of such dividend, distribution of rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up is expected to take place, and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up.

           6.    VOTING RIGHTS.  Other than as required by applicable
                 -------------
law, the Class A Preferred Stock shall not have any voting powers either general or special, except that:

                 (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Class A Preferred Stock, and any one or more other series of preferred stock of the Corporation similarly affected, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Class A Preferred
Stock and any such other series of preferred stock shall vote together as a separate class, shall be necessary for

                                    Ex. A-29
authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Restated Articles of Incorporation, as amended, or of any amendment or supplement thereto (including any certificate of designation or any similar document relating to any series of preferred stock) of the Corporation, which would adversely affect the preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Class A Preferred Stock.

                 (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Class A Preferred Stock and any other series of preferred stock of the Corporation ranking on a parity with shares of the Class A Preferred Stock, either as to dividends or the distribution of assets upon liquidation, dissolution or winding up, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Class A Preferred Stock and any such other series of preferred stock of the Corporation shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized stock of the Corporation into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Corporation ranking prior to the Class A Preferred Stock or ranking prior to any other series of preferred stock of the Corporation which ranks on a parity with the Class A Preferred Stock as to dividends or upon the distribution of assets upon liquidation, dissolution or winding up. Subject to the foregoing, the Corporation's Restated
Articles of Incorporation, as amended, may be amended to increase the number of authorized shares of preferred stock without the vote of the holders of preferred stock, including the Class A Preferred Stock.

                 (c) Whenever, at any time or times, dividends payable on the shares of Class A Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends on shares of the Class A Preferred Stock at the time outstanding, the holders of the outstanding shares of Class A Preferred Stock shall have the exclusive right, voting separately as a class together with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the Class A Preferred
Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation for one-year terms at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of Class A Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Class A Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Class A Preferred Stock (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity) as hereinafter set forth. The right of the holders of Class A Preferred Stock, voting separately as a class to elect (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the Class A Preferred
Stock shall have been paid in full or declared and set apart for payment, at which time such right shall immediately terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

                                    Ex. A-30

                 (d) Upon termination of such special voting rights attributable to all holders of the Class A Preferred Stock and any other series or preferred stock ranking on a parity with the Class A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, the term of office of each director elected by the holders of shares of Class A Preferred Stock and such parity preferred stock (a "Preferred Stock Director") pursuant to such special voting rights shall immediately terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of Preferred Stock Directors. Any Preferred Stock Director may be removed by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding shares of Class A Preferred Stock and all other series of preferred stock ranking on a parity with the Class A Preferred Stock with respect to dividends who were entitled to participate in such Preferred Stock Director's election, voting as a separate class, at a meeting called for such purposes. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining Preferred Stock Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

           7.    REACQUIRED SHARES.  Shares of Class A Preferred Stock
                 -----------------
converted, redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Class A Preferred Stock without designation as to series.

           8.    RANKING.  Any class or classes of stock of the
                 -------
Corporation shall be deemed to rank:

                       (i) prior to the Class A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Class A Preferred Stock;

                       (ii)  on a parity with the Class A Preferred
           Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Class A Preferred Stock, if the holders of such class of stock and the Class A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other; and

                       (iii) junior to the Class A Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Class A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

           9.    NO SINKING FUND.  Shares of Class A Preferred Stock are
                 ---------------
not subject to the operation of a sinking fund or other obligation of the Corporation to redeem or retire the Class A
Preferred Stock.

           FURTHER RESOLVED, that the officers of the Corporation, and each of them, are hereby authorized, for and on behalf of and in the name of the Corporation, to file a copy of the foregoing

                                    Ex. A-31
resolution with the Secretary of State of the State of Kansas in accordance with the provisions of Sections 17-6003 and 17-6401 of the General Corporation Code of the State of Kansas.

           IN WITNESS WHEREOF, FOURTH FINANCIAL CORPORATION, has caused this Certificate of Designation to be signed by Darrell G.
Knudson, its Chairman of the Board, and attested by John C.
Maloney, its Secretary, this 17th day of February, 1992.

                                        FOURTH FINANCIAL CORPORATION



                                        By --------------------------------
                                             Name:  Darrell G. Knudson
                                             Title:  Chairman of the Board


Attest: ------------------------
           Name:  John C. Maloney
           Title: Secretary

                                    Ex. A-32

                                    ACKNOWLEDGMENT
                                    --------------


STATE OF KANSAS  )
                            )  ss.
SEDGWICK COUNTY             )

           BE IT REMEMBERED, that on this 17th day of February, 1992, before me, a Notary Public within and for the County and State aforesaid, came Darrell G. Knudson, Chairman of the Board and John C. Maloney, Secretary, of Fourth Financial Corporation, a
Kansas corporation, who are personally known to me and known to me to be the same persons who executed the foregoing Certificate of Designation as Chairman of the Board and Secretary, and said persons duly acknowledged to me their execution of the same as and for their free and voluntary act and deed, for the uses and purposes therein set forth.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at Wichita, Kansas, the day, month, and year last above written.



                                  ----------------------------------------
                                  Notary Public

My Appointment Expires:

--------------------------


                                    Ex. A-33

                                       EXHIBIT B



                              FORM OF DEPOSITARY RECEIPTS
                              ---------------------------




                                    Ex. A-34

                                                                  NOT MORE THAN
----------------                                                 --------------
                      DEPOSITARY RECEIPT FOR DEPOSITARY SHARES
DR                      EACH REPRESENTING 1/16 OF A SHARE OF
                  CLASS A CUMULATIVE CONVERTIBLE PREFERRED STOCK
----------------                    $100 PAR VALUE
SEE REVERSE FOR CERTAIN DEFINITIONS                           DEPOSITARY SHARES

                             FOURTH FINANCIAL CORPORATION

                  INCORPORATED UNDER THE LAWS OF THE STATE OF KANSAS

       THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK OR WICHITA, KANSAS

        BANK IV Kansas, National Association, a national banking association, duly organized and existing under the laws of the United States, as Depositary (the "Depositary")


            hereby certifies that




            is the registered owner of


Depositary Shares ("Depositary Shares"), each Depositary Share representing one one-sixteenth (1/16) of a share of Class A Cumulative Convertible Preferred Stock, $100 par value (the "Stock"), of Fourth Financial Corporation, a corporation duly organized and existing under the laws of the State of Kansas (the "Company"). Subject to the terms of a Deposit Agreement (the "Deposit Agreement") among the Depositary, the Company and holders of receipts for Depositary Shares ("Receipts"), each owner of a Depositary Share is entitled, proportionately, to all the powers, preferences and rights and the qualifications, limitations or restrictions of such preferences and/or rights of the Stock represented thereby including dividends, voting, conversion, redemption and liquidation rights as set forth in the Restated Articles of Incorporation of the Company as amended and supplemented by the Certificate of Designation (the "Certificate of Designation") fixing the terms of Stock filed with the Secretary of State of the State of Kansas.

      The Depositary will furnish without charge to any registered owner of Depositary Shares who so requests copies of the Restated Articles of Incorporation of the Company, Deposit Agreement and Certificate of Designation.

      This Receipt shall not be valid or obligatory for any purpose, nor shall the holder be entitled to any benefits under the Deposit Agreement, unless this Receipt shall have been executed manually or by facsimile, or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature by the Depositary of a duly authorized officer thereof, and if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by signature of a duly authorized officer thereof.

                                BANK IV Kansas, National Association
                                      Depositary, Transfer Agent and Registrar




                                -----------------------------------------------
                                                     Authorized Signature


                                    Ex. A-35

The Depositary will furnish without charge to any registered owner of Depositary Shares who so requests, copies of the Restated Articles of Incorporation of the Company, Deposit Agreement and Certificate of Designation. Any such request should be addressed to the Depositary.

      The following abbreviations, when used in the inscription on the face of this Receipt, shall be construed as though they were written out in full according to applicable laws or regulations.

      TEN COM    -     as tenants in common
      TEN ENT    -     as tenants by the entireties
      JT TEN     -     as joint tenants with right
                       of survivorship and not as tenants
                       in common

      UNIF GIFT MIN ACT -          Custodian
                         ---------           --------------
                          (Cust)                (Minor)
                   under Uniform Gifts to Minors
                   Act
                       ------------------------------------
                               (State)

      Additional abbreviations may also be used though not in the above list.

                               NOTICE OF CONVERSION

      The undersigned holder of this Receipt for Depositary Shares hereby irrevocably exercises the option to convert that number of shares of Stock of the Company, represented by --------------- Depositary Shares, into shares of common stock, $5.00 par value, of the Company ("Common Stock") in accordance with the terms of and subject to the conditions of such Stock, including the Certificate of Designation in respect thereof and the Deposit Agreement, and directs that the Common Stock deliverable upon such conversion be registered in the name of and delivered together with a check in payment for any fractional shares of Common Stock to the undersigned unless a different name has been indicated below. If the shares of Common Stock are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer and similar taxes payable with respect thereto. If the number of shares of such Stock represented by the number of Depositary Shares set forth above is less than the number of shares of such Stock on deposit in respect of this Receipt, the undersigned directs that the Depositary issue to the undersigned, unless a different name is indicated below, a new Receipt evidencing Depositary Shares for the balance of such Stock not be converted.

Dated:
      ---------------------------------

NAME:
     ----------------------------------

ADDRESS:                                     Signature: ------------------------
         ------------------------------      Note: The signature in this Notice
       (Please print name and address        Conversion must correspond with the
       of Registered Holder)                 name as written upon the face of
                                             this Receipt in every particular,
                                             without alteration or enlargement,
                                             or any change whatever.
NAME:
     ----------------------------------

ADDRESS:
         ------------------------------
       (Please indicate other delivery
       instructions if applicable)


                                    ASSIGNMENT

      For value received, ------------------------------- the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------


--------------------------------------


-------------------------------------------------------------------------------
the within Receipt, and all rights and interests represented by the Depositary Shares evidenced thereby, and hereby irrevocably constitutes and appoints

------------------------------------------------------------------, his
attorney, to transfer the said Depositary Shares on the books of the within-named Depositary, with full power of substitution in the premises.

Dated:---------------------------------      Signature:------------------------
                                             Note:  The signature in this
                                             Assignment must correspond with the
                                             names as written upon the fact of
                                             this Receipt in every particular,
                                             without alteration or enlargement,
                                             or change whatever.


                                    Ex. A-36

                                     EXHIBIT B
                                     ---------

                                     FORM OF
                            CERTIFICATE OF DESIGNATION
                                        OF
                 CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A
                                        OF
                            BOATMEN'S BANCSHARES, INC.
               ----------------------------------------------------


      BOATMEN'S BANCSHARES, INC., a corporation organized and existing under the laws of the State of Missouri (herein referred to as the "Corporation"), in accordance with the provisions of Section 381.180 of The General and Business Corporation Law of Missouri and Article III of the Corporation's Restated Articles of Incorporation, does hereby
CERTIFY:

      I. The Restated Articles of Incorporation of the Corporation fix the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue as Two Hundred Ten
Million Three Hundred Thousand (210,300,000) shares, of which Ten Million Three Hundred Thousand (10,300,000) shares shall be shares of preferred stock without par value ("Preferred Stock") and Two Hundred Million (200,000,000) shares shall be shares of common stock of the par value of $1.00 per share ("Common Stock").

      II. The Restated Articles of Incorporation of the Corporation expressly grant to the Board of Directors of the Corporation the authority to cause such shares of Preferred Stock to be issued from time to time, by resolution adopted prior to such issue, fixing and determining the designations, preferences, qualifications, limitations, restrictions and special or relative rights applicable to such shares.

      III. Pursuant to the authority conferred upon the Board of Directors of the Corporation by the Restated Articles of Incorporation of the Corporation, the Board of Directors, by actions duly taken on November 14, 1995, authorized and adopted the following resolutions providing for an issue of a series of its Preferred Stock to be designated as the Cumulative Convertible Preferred Stock, Series A, $100 stated value, of the Corporation:

      BE IT RESOLVED, that the Board of Directors of Boatmen's Bancshares, Inc. (the "Corporation"), in accordance with the provisions of the Restated Articles of Incorporation of the Corporation, hereby approves the issuance of a series of Cumulative Convertible Preferred Stock, Series A, $100 stated value, of the Corporation and hereby fixes and determines the designations, preferences, qualifications, limitations, restrictions and special or relative rights thereof in addition to those set forth in the Restated Articles of Incorporation of the Corporation, as follows:

      1.   DESIGNATION.  The designation of the series of Preferred
           -----------
Stock created by this resolution shall be Cumulative Convertible Preferred Stock, Series A, $100 stated value, of the Corporation (hereinafter referred to as "Series A Preferred Stock"), and the number of shares constituting such series shall be 250,000, which number may be increased (but not above the total number of shares of Preferred Stock of the Corporation then authorized by the Restated Articles of Incorporation, as amended from time to time) or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors. The Series A Preferred Stock shall rank prior to the Common Stock and the 7% Cumulative Redeemable Preferred Stock, Series B, $100 stated value per share, and the Junior Participating Preferred Stock, Series C, $1 stated value per share of the Corporation with respect to the payment of dividends and the distribution of assets.

                                    Ex. B-1

      2.   DIVIDEND RIGHTS.
           ---------------

           (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cash dividends, accruing from the date of initial issuance, at the annual rate of 7.00% of the liquidation preference per annum, and no more, payable, when and as declared by the Board of Directors, quarterly on March 1, June 1, September 1, and December 1 of each year (each quarterly period ending on any such date being hereinafter referred to as a "dividend period"), commencing on the first March 1, June 1, September 1, or December 1 to occur after the Issue Date (as hereafter defined), at such annual rate. Each dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board of Directors of the Corporation. The date of initial issuance of shares of Series A Preferred Stock is hereinafter referred to as the "Issue Date". Dividends payable on the Series A Preferred Stock (i) for any period other than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period shall be computed by dividing the annual dividend rate by four.

           (b) Dividends on shares of Series A Preferred Stock shall be cumulative from the Issue Date whether or not there shall be funds legally available for the payment thereof. If there shall be outstanding shares of any other series of Preferred Stock ranking junior to or on a parity with the Series A Preferred Stock as to dividends, no dividends shall be declared or paid or set apart for payment on any such other series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Stock for all dividend periods terminating on or prior to the date of payment of such dividends. If dividends on the Series A Preferred Stock and on any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock are in arrears, in making any dividend payment on account of such arrears, the Corporation shall make payments ratably upon all outstanding shares of the Series A Preferred Stock and shares of such other series of Preferred Stock in proportion to the respective amounts of dividends in arrears on the Series A Preferred Stock and on such other series of Preferred Stock to the date of such dividend payment. Holders of shares of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments which may be in arrears.

           (c) Unless full cumulative dividends on all outstanding shares of the Series A Preferred Stock shall have been paid or declared and set aside for payment for all past dividend periods, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to the Series A Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared upon the Common Stock or upon any other stock ranking junior to the Series A Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution, or winding up, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon the distribution of assets upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up).

      3.   LIQUIDATION PREFERENCES.
           -----------------------

           (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount equal to $400.00 per share plus an amount

                                    Ex. B-2
equal to any accrued and unpaid dividends thereon to and including the date of such distribution, and no more, before any distribution shall be made to the holders of Common Stock or any other class of stock of the Corporation ranking junior to the Series A Preferred Stock as to the distribution of assets. After payment of such liquidating distributions, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

           (b) In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series A Preferred Stock and any other shares of Preferred Stock ranking on a parity with the Series A Preferred Stock as to the distribution of assets, the holders of Series A Preferred
Stock and the holders of such other Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

           (c) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other corporation into or with the Corporation or the sale of the assets of the Corporation substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

      4.   REDEMPTION.
           ----------

           (a) Subject to obtaining the prior approval of the Board of Governors of the Federal Reserve System, the Corporation, at its option, may redeem any or all shares of Series A Preferred Stock, at any time or from time to time, on or after March 1, 1997 at a redemption price of $400.00 per share, plus an amount equal to accrued and unpaid dividends thereon to and including the date of redemption (the "Redemption Price").

           (b) If less than all the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be fair and appropriate.

           (c) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Series A Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state: (i) the date fixed for redemption; (ii) the Redemption Price; (iii) that the holder has the right to convert such shares into Common Stock until the close of business on the tenth day preceding the redemption date; (iv) the then-effective conversion price and the place where certificates for such shares may be surrendered for conversion; (v) the number of shares of Series A Preferred Stock to be redeemed and if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (vi) the place where certificates for such shares are to be surrendered for payment of the Redemption Price; and (vii) that after such date fixed for redemption the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for redemption are set aside by the Corporation in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the redemption date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue and all rights of the holders of such shares as stockholders of the Corporation shall cease (except the right to receive the Redemption Price, without interest, upon surrender of the certificate representing such shares). Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of

                                    Ex. B-3
transfer, if so required by the Corporation in such notice), the holders of record of such shares shall be entitled to receive the Redemption Price, without interest. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such law. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

           (d) At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the Redemption Price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the State of Kansas, the State of Missouri or the Borough of Manhattan, The City of New York, State of New York, and having capital and surplus of at least $50 million (which bank or trust company also may be the transfer agent and/or paying agent for the Series A Preferred Stock) notwithstanding the fact that any certificate(s) for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as shareholders of the Corporation shall cease, except the right of the holders thereof to convert such shares in accordance with the provisions of Section 5 at any time prior to the close of business on the tenth day preceding the redemption date and the right of the holders thereof to receive out of the funds so deposited in trust the Redemption Price, without interest, upon surrender of the certificate(s) representing such shares. Any funds so deposited with such bank or trust company in respect of shares of Series A Preferred Stock converted before the close of business on the tenth day preceding the redemption date shall be returned to the Corporation upon such conversion. Unless otherwise required by law, any funds so deposited with such bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of two years after the redemption date shall be repaid to the Corporation, on demand, and thereafter the holder of any such shares shall look only to the Corporation for the payment, without interest, of the Redemption Price. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such laws.

           (e) Any provision of this Section 4 to the contrary notwithstanding, in the event that any quarterly dividend payable on the Series A Preferred Stock shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Series A Preferred Stock unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Series A Preferred Stock except in accordance with a purchase or exchange offer made on the same terms to all holders of record of Series A Preferred Stock for the purchase of all outstanding shares thereof.

      5.   CONVERSION RIGHTS.  The holders of shares of Series A
           -----------------
Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock on the following terms and conditions:

           (a) Shares of Series A Preferred Stock shall be convertible at any time into fully paid and nonassessable shares of Common Stock at a conversion price of $29.00 per share of Common Stock (the "Conversion Price"). For purposes of this Section 5, references to shares of Series A Preferred Stock shall apply equally to fractional shares thereof, but only to the extent that such fractional shares are integral multiples of 1/16 of one share. The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. For purposes of such conversion, each share of Series A Preferred Stock will be valued at $400. No payment or adjustment shall be made on account of any accrued and unpaid dividends on shares of Series A Preferred Stock

                                    Ex. B-4
surrendered for conversion prior to the record date for the determination of stockholders entitled to such dividends or on account of any dividends on the shares of Common Stock issued upon such conversion subsequent to the record date for the determination of stockholders entitled to such dividends. If any shares of Series A Preferred Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the tenth day preceding the date fixed for redemption unless default is made in the payment of the Redemption Price. In the event of default in the payment of the Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the business day immediately preceding the date that such default is cured.

           (b) In order to convert shares of Series A Preferred Stock into Common Stock, the holder thereof shall surrender the certificates therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of the transfer agent for the Series A Preferred Stock, or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to convert such shares or any fraction of a share of Series A Preferred Stock having a denominator of 16, each such fractional interest, measured in 1/16 of a share, being valued for purposes of conversion at $25; references in this Section 5 to the conversion of any share of Series A Preferred Stock shall also apply, mutatis
                                                        -------
mutandis, to such fractional interests.  Such notice shall also state
--------
the name and address in which such holder wishes the certificate for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of the certificates representing the shares of Series A Preferred Stock to be converted and the notice of election to convert the same, the Corporation shall issue and deliver at said office a certificate for the number of whole shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock surrendered for conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person entitled to receive the same. If more than one stock certificate for Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Corporation in accordance with the foregoing provision, and the person entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as the record holder of such Common Stock as of such date.

           (c) In the case of any share of Series A Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Series A Preferred Stock and on or prior to the date on which such dividend is payable by the Corporation (the "Dividend Due Date"), the dividend due on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such shares as of such preceding record date notwithstanding such conversion. Shares of Series A Preferred Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Series A Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall (except in the case of shares of Series A Preferred Stock which have been called for redemption on a redemption date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Due Date on the shares of Series A Preferred Stock being surrendered for conversion. The dividend with respect to a share of Series A Preferred Stock called for redemption on a redemption date during the period from the close of business on any record date with respect to the payment of a dividend on the Series A Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such share on such dividend record date, notwithstanding the conversion of such share of Series A Preferred Stock after such record date and prior to such Dividend Due Date, and the holder converting such share of Series A Preferred Stock called for redemption need not include a payment of such dividend amount upon surrender of such

                                    Ex. B-5
share of Series A Preferred Stock for conversion. Except as provided in this subsection, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series A Preferred Stock surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon conversion.

           (d) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock is surrendered at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If the conversion of any shares of Series A Preferred Stock results in a fractional share of Common Stock, the Corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied by the closing price, determined as provided in subsection (vi) of Section 5(e) below, on the date on which the shares of Series A Preferred Stock were duly surrendered for conversion, or if such date is not a trading date, on the next succeeding trading date.

           (e) The Conversion Price shall be adjusted from time to time as follows:

                 (i) In case the Corporation shall pay or make a dividend or other distribution on shares of Common Stock in Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                 (ii) In case the Corporation shall issue additional rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share (determined as provided in subsection (vi) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price (determined as provided in subsection (vi) below) and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation during the period so held.

                                    Ex. B-6

                 (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                 (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding
      (1) any rights or warrants referred to in subsection (ii) above,
      (2) any dividend or distribution paid in cash out of the retained earnings of the Corporation and (3) any dividend or distribution referred to in subsection (i) above), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (vi) below) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the transfer agent for the Series A Preferred Stock) of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                 (v)  For the purposes of this Section 5, the
      reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which
      Section 5(g) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of subsection (iv) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision became effective" or "the day upon which such combination becomes effective" as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of subsection (iii) above).

                 (vi) For the purpose of any computation under subsections (ii) and (iv) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question. The closing price for each day shall be the reported last sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asking prices, in either case on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is no longer quoted to trading on such system, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not quoted on such National Market System or listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

                                    Ex. B-7

                 (vii) Notwithstanding the foregoing, no adjustment in the Conversion Price for the Series A Preferred Shares shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any
                                             --------  -------
      adjustments which by reason of this subsection (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

           (f) Whenever the Conversion Price shall be adjusted as herein provided (i) the Corporation shall forthwith make available at the office of the transfer agent for the Series A Preferred Stock a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and
(ii) the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Series A Preferred Stock a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

           (g) In the event of any consolidation of the Corporation with or merger of the Corporation into any other corporation (other than a merger in which the Corporation is the surviving corporation) or a sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety, or any statutory exchange of securities with another corporation, the holder of each share of Series A Preferred Stock shall have the right, after such consolidation, merger, sale or exchange to convert such share into the number and kind of shares of stock or other securities and the amount and kind of property which such holder would have been entitled to receive upon such consolidation, merger, sale or exchange of the number of shares of Common Stock that would have been issued to such holder had such shares of Series A Preferred Stock been converted immediately prior to such consolidation, merger or sale. The provisions of this
Section 5(g) shall similarly apply to successive consolidations, mergers, sales or exchanges.

           (h) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Series A Preferred Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in the name other than that in which the shares of Series A Preferred Stock so converted are registered, and the Corporation shall not be required to issue or deliver any such shares unless and until the person requesting such issuance shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

           (i) The Corporation may (but shall not be required to) make such reductions in the Conversion Price, in addition to those required by subsections (i) through (iv) of Section 5(e) above, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

           (j) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable upon the conversion of all shares of Series A Preferred Stock then outstanding.

           (k)   In the event that:

                 (i) the Corporation shall declare a dividend or any other distribution on its Common Stock, payable otherwise than in cash out of retained earnings; or

                                    Ex. B-8

                 (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                 (iii) any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the surviving corporation), or sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety to another corporation occurs; or

                 (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation occurs, the Corporation shall cause to be mailed to the holders of record of Series A Preferred Stock at least 15 days prior to the applicable date hereinafter specified a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution of rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up is expected to take place, and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up.

      6.   VOTING RIGHTS.  Other than as required by applicable law, the
           -------------
Series A Preferred Stock shall not have any voting powers either general or special, except that:

           (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series A Preferred Stock, and any one or more other series of preferred stock of the Corporation similarly affected, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Preferred Stock and any such other series of preferred stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Restated Articles of Incorporation, as amended, or of any amendment or supplement thereto (including any certificate of designation or any similar document relating to any series of preferred stock) of the Corporation, which would adversely affect the preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Series A Preferred Stock.

           (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series A Preferred Stock and any other series of preferred stock of the Corporation ranking on a parity with shares of the Series A Preferred Stock, either as to dividends or the distribution of assets upon liquidation, dissolution or winding up, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Preferred Stock and any such other series of preferred stock of the Corporation shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized stock of the Corporation into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Corporation ranking prior to the Series A Preferred Stock or ranking prior to any other series of preferred stock of the Corporation which ranks on a parity with the Series A Preferred Stock as to dividends or upon the distribution of assets upon liquidation, dissolution or winding up. Subject to the foregoing, the Corporation's Restated Articles

                                    Ex. B-9
of Incorporation, as amended, may be amended to increase the number of authorized shares of preferred stock without the vote of the holders of preferred stock, including the Series A Preferred Stock.

           (c) Whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends on shares of the Series A Preferred Stock at the time outstanding, the holders of the outstanding shares of Series A Preferred Stock shall have the exclusive right, voting separately as a class together with holders of shares of any one or more other series of preferred stock ranking on a parity with the Series A Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation for one-year terms at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of Series A Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Series A Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Series A Preferred Stock (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity) as hereinafter set forth.
The right of the holders of Series A Preferred Stock, voting separately as a class to elect (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the Series A Preferred Stock shall have been paid in full or declared and set apart for payment, at which time such right shall immediately terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

           (d) Upon termination of such special voting rights attributable to all holders of the Series A Preferred Stock and any other series or preferred stock ranking on a parity with the Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, the term of office of each director elected by the holders of shares of Series A Preferred Stock and such parity preferred stock (a "Preferred Stock Director") pursuant to such special voting rights shall immediately terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of Preferred Stock Directors. Any Preferred Stock Director may be removed by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock and all other series of preferred stock ranking on a parity with the Series A Preferred Stock with respect to dividends who were entitled to participate in such Preferred Stock Director's election, voting as a separate class, at a meeting called for such purposes. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining Preferred Stock Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

      7.   REACQUIRED SHARES.  Shares of Series A Preferred Stock
           -----------------
converted, redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Series A Preferred Stock without designation as to series.

      8.   RANKING.  Any class or classes of stock of the Corporation
           -------
shall be deemed to rank:

                 (i) prior to the Series A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends

                                    Ex. B-10
      or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Series A Preferred Stock;

                 (ii) on a parity with the Series A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other; and

                 (iii) junior to the Series A Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

      9.   NO SINKING FUND.  Shares of Series A Preferred Stock are not
           ---------------
subject to the operation of a sinking fund or other obligation of the Corporation to redeem or retire the Series A Preferred Stock.

      FURTHER RESOLVED, that the officers of the Corporation, and each of them, are hereby authorized, for and on behalf of and in the name of the Corporation, to file a copy of the foregoing resolution with the Secretary of State of the State of Missouri in accordance with the provisions of Section 381.180 of The General and Business Corporation Law of Missouri.

      IN WITNESS WHEREOF, BOATMEN'S BANCSHARES, INC. has caused this Certificate of Designation to be signed by Andrew B. Craig III, its Chairman of the Board and Chief Executive Officer, and attested by David L. Foulk, its Secretary, this ---- day of January, 1996.

                                             BOATMEN'S BANCSHARES, INC.



                                             By:
                                                -----------------------------
                                                   Andrew B. Craig III
                                                   Chairman of the Board and
                                                   Chief Executive Officer


Attest: ------------------------
        David L. Foulk
        Secretary


                                    Ex. B-11

                                  ACKNOWLEDGMENT
                                  --------------


STATE OF MISSOURI      )
                       )  ss.
CITY OF ST. LOUIS      )

      I do hereby certify that on this ------- day of January, 1996, before me, a Notary Public within and for the City and State aforesaid, came Andrew B. Craig III, Chairman of the Board and Chief Executive Officer, and David L. Foulk, Secretary, of Boatmen's Bancshares, Inc., a Missouri corporation, who are personally known to me and known to me to be the same persons who executed the foregoing Certificate of Designation as Chairman of the Board and Chief Executive Officer and Secretary, and said persons duly acknowledged to me their execution of the same as and for their free and voluntary act and deed, for the uses and purposes therein set forth.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at St. Louis, Missouri, the day, month, and year last above written.



                            ----------------------------------------
                            Notary Public

My Appointment Expires:

--------------------------




                                    Ex. B-12

                                     EXHIBIT C
                                     ---------

                                      FORM OF
                                DEPOSITARY RECEIPTS

      NUMBER
----------------------                                             -------------
                       DEPOSITARY RECEIPT FOR DEPOSITARY SHARES      DEPOSITARY
  DR              EACH REPRESENTING 1/16 OF A SHARE OF CUMULATIVE    SHARES
                         CONVERTIBLE PREFERRED STOCK, SERIES A
----------------------             $100 STATED VALUE               -------------
                                                                 SEE REVERSE FOR
                                                                 CERTAIN
                                                                 DEFINITIONS
                                                                        CUSIP
                                                                     096650 40 3

                              BOATMEN'S BANCSHARES, INC.

                 INCORPORATED UNDER THE LAWS OF THE STATE OF MISSOURI


       Boatmen's Trust Company, a corporation duly organized and existing under the laws of the State of Missouri, as Depositary (the "Depositary")


            hereby certifies that




            is the registered owner of


Depositary Shares ("Depositary Shares"), each Depositary Share representing one one-sixteenth (1/16) of a share of Class A Cumulative Convertible Preferred Stock, Series A, $100 stated value (the "Stock"), of Boatmen's Bancshares, Inc., a corporation duly organized and existing under the laws of the State of Missouri (the "Corporation"). Subject to the terms of a Deposit Agreement (the "Deposit Agreement"), as amended, among the Depositary, the Corporation and holders of receipts for Depositary Shares ("Receipts"), each owner of a Depositary Share is entitled, proportionately, to all the powers, preferences and rights and the qualifications, limitations or restrictions of such preferences and/or rights of the Stock represented thereby including dividends, voting, conversion, redemption and liquidation rights as set forth in the Restated Articles of Incorporation of the Corporation as amended and supplemented by the Certificate of Designation (the "Certificate of Designation") fixing the terms of Stock filed with the Secretary of State of the State of Missouri.

      The Depositary will furnish without charge to any registered owner of Depositary Shares who so requests copies of the Restated Articles of Incorporation of the Corporation, Deposit Agreement and Certificate of Designation.

      This Receipt shall not be valid or obligatory for any purpose, nor shall the holder be entitled to any benefits under the Deposit Agreement, unless this Receipt shall have been executed manually or by facsimile, or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature by the Depositary of a duly authorized officer thereof, and if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by signature of a duly authorized officer thereof.

                                              BOATMEN'S TRUST COMPANY
                                      Depositary, Transfer Agent and Registrar

                              -------------------------------------------------
                                               Authorized Signature

                                    Ex. C-1

The Depositary will furnish without charge to any registered owner of Depositary Shares who so requests, copies of the Restated Articles of Incorporation of the Corporation, Deposit Agreement and Certificate of Designation. Any such request should be addressed to the Depositary.

      The following abbreviations, when used in the inscription on the face of this Receipt, shall be construed as though they were written out in full according to applicable laws or regulations.

      TEN COM    -     as tenants in common
      TEN ENT    -     as tenants by the entireties
      JT TEN     -     as joint tenants with right
                       of survivorship and not as tenants
                       in common


      UNIF GIFT MIN ACT - -------- Custodian ------------
                           (Cust)               (Minor)
                   under Uniform Gifts to Minors
                   Act ----------------------------------
                                    (State)

      Additional abbreviations may also be used though not in the above list.

                               NOTICE OF CONVERSION

      The undersigned holder of this Receipt for Depositary Shares hereby irrevocably exercises the option to convert that number of shares of Stock of the Corporation, represented by ----------------- Depositary Shares, into shares of common stock, $1.00 par value, of the Corporation ("Common Stock") in accordance with the terms of and subject to the conditions of such Stock, including the Certificate of Designation in respect thereof and the Deposit Agreement, and directs that the Common Stock deliverable upon such conversion be registered in the name of and delivered together with a check in payment for any fractional shares of Common Stock to the undersigned unless a different name has been indicated below. If the shares of Common Stock are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer and similar taxes payable with respect thereto. If the number of shares of such Stock represented by the number of Depositary Shares set forth above is less than the number of shares of such Stock on deposit in respect of this Receipt, the undersigned directs that the Depositary issue to the undersigned, unless a different name is indicated below, a new Receipt evidencing
Depositary Shares for the balance of such Stock not being converted.

Dated: --------------------------------

NAME: ---------------------------------

ADDRESS: ------------------------------      Signature: -----------------------
       (Please print name and address        Note: The signature in this Notice
       of Registered Holder)                 of Conversion must correspond with
                                             the name as written upon the face
                                             of this Receipt in every
                                             particular, without alteration or
                                             enlargement, or any change
                                             whatever.
NAME: ---------------------------------

ADDRESS: ------------------------------
       (Please indicate other delivery
       instructions if applicable)


                                    ASSIGNMENT

      For value received, ------------------------------- the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------


---------------------------------------



-------------------------------------------------------------------------------
the within Receipt, and all rights and interests represented by the Depositary Shares evidenced thereby, and hereby irrevocably constitutes and appoints

------------------------------------------------------------------, his
attorney, to transfer the said Depositary Shares on the books of the within-named Depositary, with full power of substitution in the premises.


Dated: --------------------------------      Signature: -----------------------
                                             Note:  The signature in this
                                             Assignment must correspond with the
                                             names as written upon the fact of
                                             this Receipt in every particular,
                                             without alteration or enlargement,
                                             or change whatever.

                                    EX. C-2